UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of the earliest event reported):	February 15, 2011

AEROSONIC CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-11750	74-1668471

(State or Other Jurisdiction	(Commission File	(IRS Employer Identification No.)
of Incorporation)	Number)

1212 North Hercules Avenue
Clearwater, Florida 33765
 (Address of principal executive offices)

(727) 461-3000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05.            Costs Associated with Exit or Disposal Activities.

On February 15, 2011, Aerosonic Corporation (the “Company”) decided to close its repair facility in Charlottesville, Virginia and transfer the repair operations to its Clearwater, Florida facility.  The Company’s decision resulted from its efforts to reduce costs by utilizing the enhanced capacity at its Clearwater facility created through recent “lean manufacturing” and other operational improvement programs.  The Company expects the closure to be completed by June 30, 2011.

The Company estimates that it will incur approximately $220,000 to $415,000 of costs associated with the closure as follows:

•	$60,000 to $75,000 of severance costs;

•	$50,000 to $60,000 of retention bonus costs;

•	$15,000 to $25,000 of employee relocation costs;

•	$20,000 to $30,000 of asset relocation costs; and

•	$75,000 to $225,000 of lease costs for the Charlottesville facility after completion of operations.

The Company expects that all of the estimated costs described above will result in future cash expenditures.

Forward-Looking Statements

This report contains forward-looking statements, including statements concerning the Company’s expectations regarding the amounts of costs associated with the closure of its Charlottesville, Virginia facility.  Investors are cautioned that all forward-looking statements in this report involve risks and uncertainties that may cause actual results to differ from those currently anticipated, including, without limitation, unanticipated difficulties in transferring the repair operations and inaccuracies in the Company’s assessment of the amount of costs and future cash expenditures, as well as other risks discussed in the Company’s Form 10-K filed with the Securities and Exchange Commission (the “SEC”) on May 3, 2010 and in the Company’s other current and periodic reports filed from time to time with the SEC. Copies of the Company’s SEC filings are posted on the Company’s web site and are available from the Company without charge.  Forward-looking statements are made as of the date of this report, and, except as required by law, the Company does not undertake an obligation to update its forward-looking statements to reflect future events or circumstances.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AEROSONIC CORPORATION
(Registrant)

Date: February 22, 2011	By:	/s/ Kevin J. Purcell
Kevin J. Purcell
Executive Vice President and
Chief Financial Officer